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                          PIETRANTONI MENDEZ & ALVAREZ
                        BANCO POPULAR CENTER-SUITE 1901
                            209 MUNOZ RIVERA AVENUE
                          SAN JUAN, PUERTO RICO 00918
                           SWITCHBOARD (787) 274-1212
                           TELECOPIER (787) 274-1470




                                                                       EXHIBIT 8






                                                       February 8, 1999

Doral Financial Corporation
1159 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Gentlemen:

     We have acted as counsel for Doral Financial Corporation (the "Company") in connection with a Registration Statement on Form S-3 (No. 333-66453), filed with the Securities and Exchange Commission on October 30, 1998, as amended on December 28, 1998 and on the date hereof (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, up to 1,495,000 shares of Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value, of the Company (the "Shares").

     We have examined the prospectus contained in the Registration Statement (the "Prospectus") and have reviewed the discussion of certain Federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus (the "Tax Discussion") appearing under the captions "Taxation," "Puerto Rico Taxation" and "United States Taxation". We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purpose of this opinion. In addition, we have relied on certificates of officers of the Company as to certain factual matters.


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     The Tax Discussion represents our opinion regarding the material Federal and Puerto Rico tax consequences described therein.

     Our opinion is based upon the review of the Prospectus and of applicable Federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Tax Discussion. As to statements of fact, we are relying upon your representation that such factual statements are accurate.


                                      Very truly yours,

                                      /s/ PIETRANTONI MENDEZ & ALVAREZ
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